Exhibit  6.1
------------

                               JOEL SILVERSTEIN
                                 P.O. Box 4367
                           Boca Raton, Florida 33499
                                 407-392-7040
                               Fax: 407-361-0506



                                    November  21,  1996

Mr.  Gary  Kabot
Chairman  of  the  Board
   and  CEO
Atlas  Environmental,  Inc.
150  So.  Pine  Island  Road
Plantation,  FL    33324

Dear  Gary:

     Please accept this letter as my resignation from the Board of Directors of Atlas Environmental, Inc. Please record this resignation in the Company's official records and regulatory filings, as appropriate.

     I have also prepared an addendum to this letter which states four conditions, that upon their occurrence and a request from the Company, would allow for my reinstatement to the Board.

                              Very  truly  yours,



                              /s/  Joel  Silverstein
                              ----------------------
                              Joel  Silverstein

cc:          T.  A.  Rigby

JOEL  SILVERSTEIN
                                 P.O. Box 4367
                           Boca Raton, Florida 33499
                                 407-392-7040
                               Fax: 407-361-0506


                                   November  21,  1996

Mr.  Gary  Kabot:

     Addendum  to  letter  of  resignation:
     -------------------------------------
Upon the occurrence of the following four conditions and an invitation from the Board, I would consider accepting reappointment to the Atlas Board of Directors.

1. T. Alec Rigby and Gary Kabot will develop and implement a plan to restructure the C&D business. They will work closely on a day-to-day basis. All corporate activity not directly related to this specific goal should be curtailed.

2. Company counsel will make a presentation regarding the legal options available to the Company's ability to operate as a continuing operation along with their recommended choice of action.

3. I have never been paid my Board of Director fees since the incorporation of the Company in November 1994. Outstanding fees since incorporation amount to $20,500 (1995-$12,000, 1996 to date-$8,500). Upon reinstatement such fees should be paid at a rate of $5,000/month plus current fees.

4. All four Directors' positions must be filled. In addition, during this period of restructuring, Directors' meetings must be held at least monthly.
Copies of minutes of previous meetings, along with an agenda and appropriate back-up information, will accompany the announcement of each meeting.

                                        /s/  Joel  Silverstein
                                        ----------------------
                                        Joel  Silverstein

                               JOEL SILVERSTEIN
                                 P.O. Box 4367
                           Boca Raton, Florida 33499
                                 407-392-7040
                               Fax: 407-361-0506



                                   November  21,  1996

Mr.  Gary  Kabot
Chairman  of  the  Board
   and  CEO
Atlas  Environmental,  Inc.
150  So.  Pine  Island  Road
Plantation,  FL    33324

Dear  Gary:

     Pursuant to my resignation from the Board of Directors of Atlas Environmental, Inc. dated November 21, 1996, I also resign from the Baord of Directors of all of its subsidiaries and affiliates.

                                            Very  truly  yours,



                                            /s/  Joel  Silverstein
                                            ----------------------
                                            Joel  Silverstein